EXHIBIT 99.1

24601 Center Ridge Road, Westlake, OH 44145-5639	tel: (440) 808-9100

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Third Quarter 2010 Results

Westlake, OH (November 8, 2010):  TravelCenters of America LLC (NYSE Amex: TA) today announced financial results for the three and nine months ended September 30, 2010.

In addition to the historical financial results prepared in accordance with generally accepted accounting principles, or GAAP, and presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers in operation on September 30, 2010, that were operated by TA continuously since the beginning of the comparative periods presented.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR.  A reconciliation that shows the calculation of EBITDAR from net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

At September 30, 2010, TA’s business included 229 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names and 63 of which were operated under the “Petro” brand name.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(in thousands, except per share amounts)
Revenues	$1,513,110	$1,281,919	$4,401,220	$3,376,807
Net income (loss)	$4,466	$(12,237)	$(35,577)	$(45,313)

Net income (loss) per share:
Basic and diluted	$0.26	$(0.73)	$(2.06)	$(2.72)

Supplemental Data:
Total fuel sales	$1,192,948	$984,857	$3,512,206	$2,529,372
Fuel gross margin	$74,642	$60,465	$199,587	$180,171

Total nonfuel sales	$316,639	$293,510	$878,821	$836,955
Nonfuel gross margin	$182,119	$168,579	$508,542	$484,495

EBITDAR	$79,785	$59,885	$188,759	$169,517

Quarterly Business Commentary

TA’s results for the third quarter of 2010 compared to the third quarter of 2009 reflected favorable changes in net income (loss), which improved by $16.7 million, from a net loss of $12.2 million for the 2009 third quarter to net income of $4.5 million for the 2010 third quarter, and in EBITDAR, which increased by $19.9 million.  The fuel margin per gallon TA achieved in the 2010 third quarter was a key factor in this improvement.  Although other factors have an effect, fuel gross margins per gallon tend to be lower during periods of rising fuel prices and higher during periods of falling fuel prices.  While fuel commodity prices during the 2010 third quarter were at a higher level than in the 2009 third quarter, there were more days of declining fuel commodity prices throughout the third quarter of 2010, as compared to the same quarter of the prior year.  Additionally, fuel commodity prices were less volatile in the 2010 third quarter than in the 2009 third quarter.  As a result, TA’s fuel gross margin per gallon increased as compared to the prior year when fuel commodity prices were rising and, combined with an increase in fuel sales volumes, resulted in total fuel gross margin that was $14.2 million higher in the third quarter of 2010 than the third quarter of 2009.  Nonfuel sales for the 2010 third quarter increased from the comparable periods of 2009 largely due to an increased number of customers in TA’s travel centers as a result of increased trucking activity.  TA’s operating expenses as a percentage of nonfuel revenues on a same site basis for the third quarter of 2010 decreased because certain of TA’s expenses are fixed in nature or otherwise do not vary directly with sales so that increases in its revenues did not result in corresponding increases in its operating expenses.

During the third quarter of 2010, TA experienced an increase in same site fuel sales volume of 5.6%, compared with the third quarter of 2009.  These increases resulted from a combination of TA’s marketing and customer service initiatives and increased trucking activity attributable to increased economic activity in the U.S. during the third quarter of 2010, compared to the same period of the prior year.  The third quarter same site fuel sales volume increase continued the positive trend that began in the fourth quarter of 2009 after the negative trend that had persisted since 2007 had moderated during the first three quarters of 2009.  The following table presents the quarterly changes in fuel sales volumes on a same site basis compared to the same quarter of the prior year.

Same Site Change in Fuel Sales Volume (1)	2010 compared to 2009	2009 compared to 2008	2008 compared to 2007

First quarter ended March 31	9.1%	-16.3%	-12.9%
Second quarter ended June 30	7.1%	-10.7%	-16.3%
Third quarter ended September 30	5.6%	-3.6%	-17.2%
Fourth quarter ended December 31	—	2.4%	-13.8%
Full year	—	-7.4%	-15.0%

(1)             Includes travel centers that were continuously operated by TA, by its predecessor (prior to January 31, 2007) or by the previous owner of the Petro sites (prior to the acquisition by TA on May 30, 2007) during the periods presented.

The trucking industry is the primary customer for TA’s goods and services.  Freight and trucking demand in the U.S. generally reflects the level of commercial activity in the U.S. economy.  The condition of the U.S. economy generally, and the financial condition and activity of the trucking industry in the U.S. specifically, impacted TA’s financial results during the third quarter of 2010 and TA expects these matters will continue to impact its financial results in future periods.  While TA’s fuel sales volumes and nonfuel revenues in the third quarter of 2010 both increased on a same site basis over the comparable periods of the prior year, the level of fuel sales volume continues to be well below that experienced before the recession from which the U.S. economy now may be recovering; however, the strength and sustainability of any such recovery is uncertain, including the risk that a possible “double dip” recession may occur.

Capital Expenditures and Liquidity

During the nine months ended September 30, 2010, TA invested $34.6 million in capital projects and received $7.0 million of funding from its principal landlord, Hospitality Properties Trust, or HPT, pursuant to the tenant improvements allowance afforded TA under its lease with HPT with no corresponding increase in rent.  As of September 30, 2010, TA had received all of the $125 million tenant improvements allowance from HPT without an increase in rent payments.  Portions of this amount were discounted pursuant to the terms of the lease because TA elected to receive those funds on an accelerated basis.  Under TA’s lease agreements with HPT, TA has received and in the future may receive funding for capital projects from HPT.  If TA sells additional qualified improvements to HPT, TA’s rent will increase pursuant to its lease terms.

At September 30, 2010, TA had approximately $170 million in cash and cash equivalents.  TA also maintains a $100 million revolving secured bank credit facility.  At September 30, 2010, no amounts were outstanding under this facility; however $63.2 million of the facility was used to support letters of credit issued in the ordinary course of TA’s business.  As more fully described in the notes to TA’s financial statements to be filed in TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, this facility is collateralized principally by a portion of TA’s inventory, accounts receivable and cash.  TA also owns various unencumbered real estate and other assets that may be additional sources of liquidity over time, to the extent they can be financed or sold.

Pursuant to an arrangement with HPT, TA has the option to defer up to $5 million of rent for each month during 2010.  TA has taken all deferrals available to date and at September 30, 2010, the total amount of deferred rent payable to HPT was $135 million.  Any deferred rent and interest thereon not previously paid are due on July 1, 2011.  Because of the recent and current economic, industry and global credit market conditions and TA’s historical operating losses, the availability and terms of any credit TA may be able to obtain are uncertain, which may limit the availability of TA’s sources of financing and affect TA’s ability to repay deferred rent due to HPT by July 1, 2011.

Conference Call:

On November 8, 2010, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three and nine months ended September 30, 2010.  Following management’s remarks there will be a question and answer period.

The conference call telephone number is (800) 230-1766.  Participants calling from outside the United States and Canada should dial (612) 332-1214.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 169587.

A live audio webcast of the conference call will also be available in a listen only mode on TA’s web site at www.tatravelcenters.com.  To access the webcast, participants should visit TA’s web site about five minutes before the call.  The archived webcast will be available for replay on TA’s web site for about one week after the call. The recording and retransmission in any way of TA’s third quarter 2010 conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT TA’S FUEL SALES VOLUME ON A SAME SITE BASIS FOR THE THIRD QUARTER OF 2010 INCREASED OVER THE THIRD QUARTER OF 2009.  THIS STATEMENT MAY IMPLY THAT ECONOMIC CONDITIONS IN THE U.S. GENERALLY AND THE TRUCKING AND TRAVEL CENTER INDUSTRIES IN PARTICULAR ARE IMPROVING AND THAT TA’S RESULTS OF OPERATIONS AND CASH FLOWS FROM OPERATIONS WILL IMPROVE IN THE FUTURE.  HOWEVER, THE POSITIVE TREND IN FUEL SALES VOLUMES TA EXPERIENCED MAY BE THE RESULT OF INCREASED MARKET SHARE AND NOT AN IMPROVING MARKET OR MAY NOT CONTINUE.  ALSO, IMPROVEMENTS, IF ANY, IN THE U.S. ECONOMY OR IN THE TRUCKING AND TRAVEL CENTER INDUSTRIES MAY NOT CONTINUE, AND TA’S FUEL SALES VOLUMES MAY NOT CONTINUE TO INCREASE OR BE SUSTAINED;

•                  THE STATEMENTS IN THIS PRESS RELEASE THAT TA HAD $170 MILLION OF CASH AND CASH EQUIVALENTS AT SEPTEMBER 30, 2010, THAT THERE WERE NO AMOUNTS OUTSTANDING UNDER TA’S BANK CREDIT FACILITY, AND THAT TA OWNS UNENCUMBERED REAL ESTATE AND OTHER ASSETS THAT MAY BE ADDITIONAL SOURCES OF LIQUIDITY OVER TIME MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH. AS OF SEPTEMBER 30, 2010, $63.2 MILLION OF TA’S BANK CREDIT FACILITY WAS USED TO SECURE LETTERS OF CREDIT FOR TA’S SUPPLIERS AND TAXING AUTHORITIES, AND TA HAS COLLATERALIZED THIS FACILITY WITH A PORTION OF ITS WORKING CAPITAL ITEMS, INCLUDING A PORTION OF ITS CASH. IN ADDITION, TA DOES NOT KNOW THE EXTENT TO WHICH IT COULD MONETIZE ITS EXISTING UNENCUMBERED REAL ESTATE.  FURTHER, TA’S BUSINESS REQUIRES IT TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO MAINTAIN ITS COMPETITIVENESS.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY; AND

•                  TA’S DESCRIPTION OF THE RENT DEFERRAL AGREEMENT WITH HPT MAY IMPLY THAT THE RENT DEFERRAL AMOUNTS TOGETHER WITH TA’S CASH ON HAND AND CASH PROVIDED BY TA’S OPERATING ACTIVITIES WILL BE SUFFICIENT TO ALLOW TA TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS AND TO MEET ITS OBLIGATIONS.  IN FACT, TA MAY NOT BE ABLE TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS OR TO MEET ITS OBLIGATIONS, INCLUDING THE PAYMENT TO HPT BY JULY 1, 2011, OF ALL UNPAID DEFERRED RENT (AND INTEREST THEREON).

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  ALSO, IN LIGHT OF THE RECENT AND CURRENT ECONOMIC, INDUSTRY AND GLOBAL CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN.  TA’S $100 MILLION REVOLVING CREDIT FACILITY EXPIRES IN 2012.  TA’S FAILURE TO RENEW ITS EXISTING CREDIT FACILITY OR TO OBTAIN NEW OR SUBSTITUTE FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS.  IN ADDITION, TA IS OBLIGATED TO PAY HPT ALL DEFERRED RENT AND UNPAID INTEREST THEREON BY JULY 1, 2011.  AS OF SEPTEMBER 30, 2010, TA HAS DEFERRED AN AGGREGATE OF $135 MILLION OF RENT AND MAY DEFER UP TO AN ADDITIONAL $15 MILLION OF RENT THROUGH 2010.  THERE CAN BE NO ASSURANCES THAT TA WILL HAVE THE NECESSARY FUNDING TO REPAY BY JULY 1, 2011, ALL AMOUNTS OF DEFERRED RENT AND INTEREST THEREON;

•                  IF THE RECENT DIFFICULT U.S. ECONOMIC AND TRUCKING INDUSTRY CONDITIONS CONTINUE, WORSEN OR LAST FOR AN EXTENDED PERIOD, TA’S CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES AND TA MAY SUFFER LOSSES;

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED; AND

•                  AS A RESULT OF THE LARGE VOLUME OF PUBLIC TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED A CHANGE IN OWNERSHIP AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME TA MAY REALIZE.  IF TA EXPERIENCES ADDITIONAL CHANGES IN OWNERSHIP, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE.

TA HAS PRODUCED PROFITABLE OPERATIONS IN ONLY FOUR QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO CREATE PROFITABLE OPERATIONS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND “RISK FACTORS”; IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2010, UNDER “RISK FACTORS”; AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2010.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended September 30,
	2010	2009
Revenues:
Fuel	$1,192,949	$984,857
Nonfuel	316,639	293,510
Rent and royalties	3,522	3,552
Total revenues	1,513,110	1,281,919

Cost of goods sold (excluding depreciation):
Fuel	1,118,307	924,392
Nonfuel	134,520	124,931
Total cost of goods sold (excluding depreciation)	1,252,827	1,049,323

Operating expenses:
Site level operating	160,500	153,373
Selling, general & administrative	20,465	19,650
Real estate rent	58,595	58,475
Depreciation and amortization	10,611	10,290
Total operating expenses	250,171	241,788

Income (loss) from operations	10,112	(9,192)

Income from equity investees	467	312
Interest income	311	446
Interest expense	(6,181)	(3,568)
Income (loss) before income taxes	4,709	(12,002)
Provision for income taxes	243	235
Net income (loss)	$4,466	$(12,237)

Net income (loss) per share:
Basic and diluted	$0.26	$(0.73)

These condensed financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September30, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Nine Months Ended September 30,
	2010	2009
Revenues:
Fuel	$3,512,206	$2,529,372
Nonfuel	878,821	836,955
Rent and royalties	10,193	10,480
Total revenues	4,401,220	3,376,807

Cost of goods sold (excluding depreciation):
Fuel	3,312,619	2,349,201
Nonfuel	370,279	352,460
Total cost of goods sold (excluding depreciation)	3,682,898	2,701,661

Operating expenses:
Site level operating	470,487	447,909
Selling, general & administrative	59,844	58,239
Real estate rent	175,675	175,752
Depreciation and amortization	31,310	29,462
Total operating expenses	737,316	711,362

Loss from operations	(18,994)	(36,216)

Income from equity investees	768	519
Interest income	912	1,818
Interest expense	(17,576)	(10,771)
Loss before income taxes	(34,890)	(44,650)
Provision for income taxes	687	663
Net loss	$(35,577)	$(45,313)

Net loss per share:
Basic and diluted	$(2.06)	$(2.72)

These condensed financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$169,984	$155,632
Accounts receivable, net	98,154	71,870
Inventories	128,584	129,185
Leasehold improvements receivable(1)	—	6,768
Other current assets	50,446	47,143
Total current assets	447,168	410,598

Property and equipment, net	423,886	417,458
Intangible assets, net	26,643	28,885
Other noncurrent assets	27,810	28,419
Total assets	$925,507	$885,360

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$124,636	$97,701
Deferred rent - current	135,000	—
Other current liabilities	127,810	121,984
Total current liabilities	387,446	219,685

Capitalized lease obligations	99,160	101,248
Deferred rental allowance	76,145	81,222
Deferred rent - noncurrent	—	90,000
Other noncurrent liabilities	82,422	78,452
Total liabilities	645,173	570,607

Shareholders’ equity	280,334	314,753
Total liabilities and shareholders’ equity	$925,507	$885,360

(1)             The total leasehold improvement receivable amount for December 31, 2009, represents, as of that date, the then remaining, estimated discounted amount of funds TA expected to receive from HPT in connection with the tenant improvements allowance under the lease with HPT for TA branded travel centers, which provided for up to $125,000 of funding without an adjustment to the amount of rent payable under that lease.  As of September 30, 2010, TA had received all of the available $125,000 tenant improvements allowance from HPT without an increase in rent payments.

These condensed financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
EBITDAR:(1)
Net income (loss)	$4,466	$(12,237)	$(35,577)	$(45,313)
Add: income taxes	243	235	687	663
Add: depreciation and amortization	10,611	10,290	31,310	29,462
Deduct: interest income	(311)	(446)	(912)	(1,818)
Add: interest expense(2)	6,181	3,568	17,576	10,771
Add: real estate rent expense(3)	58,595	58,475	175,675	175,752
EBITDAR(1)	$79,785	$59,885	$188,759	$169,517

(1)        TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)        Interest expense included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Hospitality Trust rent classified as interest	$2,186	$2,269	$6,558	$6,807
Interest on deferred rent	3,750	—	9,900	—
Amortization of deferred financing costs	72	955	214	2,325
Other	173	344	904	1,639
	$6,181	$3,568	$17,576	$10,771

(3)        Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid for rent was $46,484 and $45,418 during the three month periods ended September 30, 2010 and 2009, respectively, while the total rent amounts expensed during the quarters ended September 30, 2010 and 2009, were $58,595 and $58,475, respectively.  During the nine month periods ended September 30, 2010 and 2009, cash paid for rent was $138,783 and $135,866, respectively, while the total rent amounts expensed were $175,675 and $175,752, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term; and, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments made to HPT is charged against the capital lease obligations.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred leasehold improvement allowance related to TA’s ability to receive funding from HPT for certain qualifying leasehold improvements without an increase in its rent payments.  In addition, the rent payments to HPT that TA deferred under the deferral agreement are recognized as current expenses under GAAP although they were not paid in cash.  A reconciliation of these amounts is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Cash rental payments to HPT	$44,046	$43,033	$131,463	$128,740
Other cash rental payments	2,438	2,385	7,320	7,126
Total cash rent	46,484	45,418	138,783	135,866
Adjustments for:
Noncash straight line rent accrual — HPT	1,628	2,534	5,430	8,308
Noncash straight line rent accrual — other	57	97	185	301
Rent expensed but not paid pursuant to deferral agreement	15,000	15,000	45,000	45,000
Amortization of deferred leasehold improvement allowance	(1,692)	(1,692)	(5,077)	(5,077)
Amortization of capitalized lease obligations	(696)	(613)	(2,088)	(1,839)
Rent payments classified as interest expense	(2,186)	(2,269)	(6,558)	(6,807)
Total amount expensed as rent	$58,595	$58,475	$175,675	$175,752

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on September 30, 2010, that were operated by TA since January 1, 2009.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers, percentage and basis point amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010	2009	Change		2010	2009	Change
Number of company operated travel centers(2)	185	185	—		185	185	—

Total fuel sales volume (gallons)	499,313	472,617	5.6%		1,467,866	1,368,942	7.2%

Total fuel revenues	$1,150,785	$942,119	22.1%		$3,378,596	$2,421,537	39.5%

Total fuel gross margin	$74,770	$59,512	25.6%		$198,774	$177,210	12.2%

Total nonfuel revenues	$316,538	$290,247	9.1%		$876,707	$829,265	5.7%
Total nonfuel gross margin	$182,028	$166,727	9.2%		$507,167	$480,241	5.6%

Nonfuel gross margin percentage	57.5%	57.4%	10	b.p.	57.8%	57.9%	-10	b.p.

Total gross margin	$256,799	$226,240	13.5%		$705,941	$657,452	7.4%
Site level operating expenses(3)	$160,014	$151,673	5.5%		$468,221	$442,853	5.7%

Net	$96,785	$74,566	29.8%		$237,719	$214,599	10.8%

(1)             Includes operating data of company operated travel centers only, excluding data of two travel centers owned by a joint venture and the travel centers operated by TA’s franchisees.

(2)             Includes travel centers that were operated by TA during the entire period presented.  One company operated site is excluded from this same site comparison because it has been temporarily closed since May 2010 as a result of flooding.

(3)             Excludes real estate rent expense.

(End)